Exhibit 24

SPECIAL POWER OF ATTORNEY

	The undersigned is an officer and/or director of
Reliance Steel & Aluminum Co., a California corporation
(Reliance), and hereby constitutes and appoints each
of Karla Lewis, Executive Vice President and Chief
Financial Officer of Reliance, and Kay Rustand, Vice
President, General Counsel and Corporate Secretary of
Reliance, or either of them, to act severally as
attorney-in-fact and agent, with power of substitution
and resubstitution for each of them in any and all
capacities to:
(1)	prepare, execute in the undersigneds name and
on the undersigneds behalf, and submit to the U.S.
Securities and Exchange Commission (the SEC) a Form
ID, including amendments thereto, and any other
documents necessary or appropriate to obtain codes and
passwords enabling the undersigned to make electronic
filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934
(the Act) or any rule or regulation of the SEC;
(2)	prepare and execute any Form 3, 4 or 5 or any
similar report, or any amendment thereof, for and on
behalf of the undersigned, to report the undersigneds
beneficial ownership of Reliance securities or any
changes in such beneficial ownership of Reliance
securities and to timely file any such report or
amendment with the Securities and Exchange Commission
and the New York Stock Exchange or any other appropriate
regulatory agency, and the undersigned hereby ratifies
and confirms all that said attorneys-in-fact, or
substitute or substitutes, may do or cause to be done
by virtue of this Special Power of Attorney; and
(3)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Special Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
	The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Reliance assuming, any of the undersigneds responsibilities to comply with Section 16 of the Act.
	This Special Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by Reliance, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
	IN WITNESS WHEREOF, the undersigned has executed this Special Power of Attorney in San Francisco, CA on October 1, 2010.

/s/John G. Figueroa
Name: John G. Figueroa